UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 17, 2015

SB PARTNERS
(Exact name of registrant as specified in its charter)

New York	0-8952	13-6294787
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

1 New Haven Avenue, Suite 102A, Milford, CT.		06460
(Address of principal executive offices)		(Zip Code)

(203) 283-9593
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 20, 2015, the Registrant entered into a contract to sell Lino Lakes, a 226,000 square foot warehouse distribution property located in Lino Lakes, MN for $16,050,000 in an all cash transaction. The buyer, Biynah Industrial Partners, LLC, has no affiliation with the Registrant. The transaction was completed on September 17, 2015. A portion of the net proceeds from the sale will be used to retire the mortgage secured by Lino Lakes. The remaining portion will be used to pay closing expenses and pay down a portion of Registrant’s unsecured loan payable.

Item 9.01 Financial Statements and Exhibits.

(b)     Pro forma financial information.

Pro forma financial statements reflecting the close of the sale of Lino Lakes by the Registrant on September 17, 2015 are furnished herewith. The balance sheet as of the last filing, June 30, 2015, has been adjusted to reflect the removal of the assets and liabilities of this property as if the sale had been consummated on the balance sheet date. The statement of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 has been adjusted to reflect the results of operations of the Registrant as if the sale had been consummated at the beginning of the periods presented.

(d)      Exhibits.

Exhibit No.	Description

10.1.1	Purchase and sale contract dated July 20, 2015 between Lino Lakes Realty, LLC (Seller) and Biynah Industrial Partners, LLC (Buyer).

10.1.2	Amendment to contract made as of the 7th day of August 2015 between Lino Lakes Realty, LLC (Seller) and Biynah Industrial Partners, LLC (Buyer).

10.1.3	Reinstatement and second amendment made to contract made as of the 13th day of August 2015 between Lino Lakes Realty, LLC (Seller) and Biynah Industrial Partners, LLC (Buyer).

99.1	Unaudited pro forma financial statements of the Registrant after giving effect to the sale of Lino Lakes.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SB PARTNERS
(Registrant)

	By:	SB PARTNERS REAL ESTATE CORPORATION
General Partner
Principal Financial & Accounting Officer
Dated: September 17, 2010	By:	/s/ John H. Zoeller
John H. Zoeller
Chief Financial Officer

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